EXHIBIT 99-57

THIRD
AMENDMENT
TO THE
AMENDMENT AND RESTATEMENT OF THE
MASTER TRUST AGREEMENT
FOR THE DTE ENERGY COMPANY MASTER PLAN TRUST

THIRD AMENDMENT
TO AMENDMENT AND RESTATEMENT OF THE
MASTER TRUST AGREEMENT
FOR THE DTE ENERGY COMPANY MASTER PLAN TRUST

THIS THIRD AMENDMENT (the “Amendment”) to the Amendment and Restatement of Master Trust Agreement for the DTE Energy Company Master Plan Trust (the “Trust Agreement”) is made and entered into as of the date executed by and between DTE Energy Corporate Services, LLC (the “Employer”), DTE Energy Investment Committee (the “Plan Administrator”) and JPMorgan Chase Bank, N.A. (“Trustee”).

Recitals

A.    The Employer, the Plan Administrator and the Trustee previously entered into the Trust Agreement dated as of October 15, 2010.

B.    The Employer, Plan Administrator and Trustee desire to adopt this THIRD Amendment effective October 3, 2014, in order to replace the Schedules E-1B, E-1C and E-1D in the SECOND AMENDMENT dated September 30, 2013.
Amendment

In accordance with Article THIRTEENTH of the Trust Agreement, the Employer, the Plan Administrator and the Trustee do hereby agree to amend the Trust Agreement effective as of October 3, 2014.

The attached Schedules E-1B, E-1C and E-1D replace the corresponding Schedules addended to the Trust Agreement, effective as of October 3, 2014.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same amendment.  The parties’ execution and delivery of this Amendment by facsimile, email, or electronic copies shall have the same force and effect as execution and delivery of an original.

Unless changed by this Amendment, all terms used in this Amendment shall have the same meaning as in the Trust Agreement and all provisions of the Trust shall be deemed to be unchanged except as specifically hereby amended.

The parties have caused this Amendment to be signed by their duly authorized representatives as of the dates set forth below.

DTE ENERGY CORPORATE SERVICES, LLC
“Employer”

By: /s/PAUL B. CAVAZOS
Its: Assistant Treasurer and Chief Investment Officer
Date: 9/29/14

DTE ENERGY INVESTMENT COMMITTEE
“Plan Administrator”

By: /s/LAWRENCE D. SCHENK
Its: Principal Analyst
Date: 9/25/14

JPMORGAN CHASE BANK, N.A.
“Trustee”

By: /s/PETER J. COGHILL
Its: Vice President
Date:10/6/14

Schedule E-1B: Target Allocation-Rebalanced Monthly, First of the Month

Tier III
	US Active Bond Fund	US Active Large Cap Growth Fund	US Active Large Cap Value Fund	US Active Small/Mid Cap Equity Fund	International Active Equity Fund	Tactical Asset Allocation Fund	Real Assets Fund
PIMCO Core Plus Full Authority	50%
JPM Core Bond Fund	50%
Dreyfus (The Boston Co.) Research Growth Fund		50%
Wells Fargo Adv Premium Large Cap Growth Fund		50%
JPM Equity Income Fund			50%
T. Rowe Price Value Fund			50%
Dreyfus (Boston Co.) US Small Mid Opp. Fund				50%
Pyramis SMid Core Commingled Fund				50%
Earnest International Equity Fund					50%
Thornburg International Fund					50%
PIMCO All Assets Fund						50%
GMO Global Asset Allocation Series Fund R6						50%
PIMCO Diversified Real Assets Fund							100%
Total	100%	100%	100%	100%	100%	100%	100%

Tier II
	Money Market Fund	US Bond Market Index Fund	US Intermediate Bond Index Fund	US Equity Completion Index Fund	US Large Cap Equity Index Fund	International Stock Index Fund
JPMCB Liquidity Commingled Pool	100%
Vanguard Total Bond Market Fund		100%
Vanguard Intermediate Term Bond Fund			100%
Vanguard Extended Market Fund				100%
Vanguard Institutional Index Fund					100%
Vanguard Total International Stock Fund						100%
Total	100%	100%	100%	100%	100%	100%

Schedule E-1C: Tolerances

Tier III
	US Active Bond Fund	US Active Large Cap Growth Fund	US Active Large Cap Value Fund	US Active Small/Mid Cap Equity Fund	International Active Equity Fund	Tactical Asset Allocation Fund	Real Assets Fund
PIMCO Core Plus Full Authority	+/- 2%
JPM Core Bond Fund	+/- 2%
Dreyfus (The Boston Co.) Research Growth Fund		+/- 2%
Wells Fargo Adv Premium Large Cap Growth Fund		+/- 2%
JPM Equity Income Fund			+/- 2%
T. Rowe Price Value Fund			+/- 2%
Dreyfus (Boston Co.) US Small Mid Opp. Fund				+/- 2%
Pyramis SMid Core Commingled Fund				+/- 2%
Earnest International Equity Fund					+/- 2%
Thornburg International Fund					+/- 2%
PIMCO All Assets Fund						+/- 2%
GMO Global Asset Allocation Series Fund R6						+/- 2%
PIMCO Diversified Real Assets Fund*							NA
*This fund represents 100% of the allocations, so tolerances are not applicable.

Schedule E-1D: Minimum Trade Amounts

Tier III
	US Active Bond Fund	US Active Large Cap Growth Fund	US Active Large Cap Value Fund	US Active Small/Mid Cap Equity Fund	International Active Equity Fund	Tactical Asset Allocation Fund	Real Assets Fund
PIMCO Core Plus Full Authority	$20.00
JPM Core Bond Fund	$20.00
Dreyfus (The Boston Co.) Research Growth Fund		$20.00
Wells Fargo Adv Premium Large Cap Growth Fund		$20.00
JPM Equity Income Fund			$20.00
T. Rowe Price Value Fund			$20.00
Dreyfus (Boston Co.) US Small Mid Opp. Fund				$20.00
Pyramis SMid Core Commingled Fund				$20.00
Earnest International Equity Fund					$20.00
Thornburg International Fund					$20.00
PIMCO All Assets Fund						$20.00
GMO Global Asset Allocation Series Fund R6						$20.00
PIMCO Diversified Real Assets Fund							$20.00